CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N- 1A of our report dated December 30, 1999, relating to the financial statements and financial highlights for the year ended November 30, 1999 which appears in the November 30, 1999 Annual Report to Shareholders of Howard Equity Fund (a series of Advisor Series Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "General Information" in such Registration Statement.

                                            /s/ PricewaterhouseCoopers LLP

                                            PricewaterhouseCoopers LLP


New York, New York
February 14, 2000